            Exhibit 10.2
Draft of May 16, 2024
FINWISE BANCORP
DIRECTOR RESTRICTED STOCK AGREEMENT
THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), made to be effective as of May __, 2024 (the “Effective Date”) among Finwise Bancorp, a bank holding company (the “Company”) and ___________ (the “Director”).  The Company and the Director are hereafter sometimes individually referred to as a “party” and collectively as the “parties”.
WHEREAS, the Director is a member of the Board of Directors of the Company;
WHEREAS, the parties hereto desire to enter into this Agreement to provide for the issuance and vesting of restricted shares of Common Stock of the Company.
NOW THEREFORE, for and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the Company and the Director agree as follows:
1.Issuance of Award.  Pursuant to and subject to the terms of the Company’s 2019 Stock Option Plan (the “Plan”) and this Agreement, the Company hereby grants to the Director, as of the Effective Date, an award of _______ restricted shares of Common Stock (the “Award”).
2.Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Administrator, shall govern. Except as otherwise provided herein, all capitalized terms used herein shall have the meaning given to such terms in the Plan.
3.Vesting; Forfeiture.
3.1.Vesting. Subject to Section 3.2, the Award shall vest on November ____, 2024.
3.2.Forfeiture. If the Director’s service with the Company terminates for any reason prior to the Director becoming vested in the Award, then the Award shall be automatically forfeited and cancelled without any payment thereon and all dividends or other distributions accrued with respect to such forfeited shares also shall be forfeited.
4.Rights as a Shareholder.
4.1.Reasonably promptly after the later to occur of the Effective Date and the execution and delivery of this Agreement by the parties hereto, the Company shall either issue stock certificates, registered in the name of the Director, evidencing the shares of the Award or shall make (or cause to be made) an appropriate book entry reflecting the Director’s ownership of such shares. The restricted shares, if certificated, shall bear a legend reflecting the restrictions and forfeiture provisions set forth in the Plan and thus Agreement, and if held in uncertificated
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form, shall be subject to an appropriate electronic coding or stop order. Each such stock certificate shall be held in the custody of the Company until such shares vest.
4.2.The Director shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of the grant of the Award, except to the extent a stock certificate is issued therefor or an appropriate book entry is made reflecting the issuance thereof pursuant to Section 4.1 hereof, and then only from the date such certificate is issued or such book entry is made. Following the issuance of such stock certificate or the making of such book entry, the Director shall have all rights as a shareholder of Common Stock for all shares comprising the Award, whether or not such shares are vested, including all rights to dividends, subject to forfeiture of such dividends in the event that the underlying shares are later forfeited, as well as the right to vote; provided, however, that the Director acknowledges that unless he or she has made an election under Section 83(b) of the IRS Code, any amounts paid as dividends on shares that have not vested may be treated as additional compensation to the Director.
4.3.Unless the Administrator otherwise determines, any property received by the Director with respect to a share of the Award as a result of any cash dividend, stock dividend, recapitalization, merger, consolidation, combination, exchange of shares, distribution or otherwise, (i) will not vest until such share of the Award vests, (ii) may, in the sole discretion of the Administrator, be held in custody by the Company and (iii) shall be subject to the provisions of this Agreement, and to all other restrictions as apply to the shares in respect of which such property was paid. The Company shall issue to the Director a receipt evidencing the property held by it in respect of the Award. Any such property received by the Director with respect to a share of the Award shall be delivered to the Company in the event such share is forfeited. Any securities received by the Director with respect to a restricted share of the Award as a result of any dividend, recapitalization, merger, consolidation, combination, exchange of shares or otherwise shall bear a legend or be subject to an electronic coding or stop order, as set forth in Section 4.1 hereof.
5.Restrictions on Transfer of Awards.  Prior to vesting, the Award may not be transferred without the prior written consent of the Company which consent may be withheld in its discretion; provided, however, that the Award may be transferred for estate planning purposes to a trust or limited liability company controlled by the Director.  Any permitted transferee of the Award shall take such Award subject to the terms of this Agreement.  Any such permitted transferee must agree to be bound by this Agreement, and shall execute a joinder agreement, and must agree to such other waivers, limitations, and restrictions as the Company may reasonably require.  Any transfer of the Award which is not made in compliance with this Agreement shall be null and void and of no effect.
6.Tax Advice. The Director acknowledges that none of the Company or any affiliate or their agents, employees or representatives have made any warranties or representations to the Director with respect to the income tax consequences of the transactions contemplated by this Agreement, and the Director is in no manner relying on the Company or its agents, employees or representatives for an assessment of such tax consequences. The Director should rely on the Director’s own tax advisors for such advice.

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7.Taxes. The Director is solely responsible for any taxes, interest or penalties with respect to the issuance, vesting or disposition of the Award.
8.Remedies. The Director shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Director agrees that the Company shall be entitled to obtain specific performance of the obligations of the Director under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Director will not urge as a defense that there is an adequate remedy at law.
9.Notices. Any notice or communication required or permitted to be given to any party under this Agreement shall be in writing and shall be deemed to have been duly given or made: (a) if delivered personally by courier or otherwise, then as of the date delivered or if delivery is refused, then as of the date presented; (b) if sent or mailed by reputable overnight courier service to the Company at its principal office address and to the Director at his address appearing in the current records of the Company, then as of the first business day after the date so sent; (c) if sent or mailed by certified U.S. Mail, return receipt requested, to the Company at its principal office address and to the Director at his address appearing in the current records of the Company, then as of the third business day after the date so mailed or (d) if by email to the Company at [______] and to the Director at his email address appearing in the current records of the Company, then as of the date and time emailed. The address or email address to which notices to a party shall be sent may be changed by such party from time to time by written notice to the other party.
10.Successors and Assigns.  Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Director and his or her heirs, executors, administrators, successors and assigns.
11.Interpretation. The Director hereby acknowledges that all decisions, determinations and interpretations of the Administrator in respect of this Agreement and the Award shall be final and conclusive.
12.Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.

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13.Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Board.  No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.
14.Clawback. The Award and any portion thereof, whether or not vested, shall be subject to any clawback or recoupment policy established by the Company or that may be required by applicable law. In the event that any portion of the Award is forfeited, any dividends or other distributions with respect to such shares also shall be forfeited. Upon notice by the Administrator, the Director shall deliver to the Company any applicable stock certificates and any dividends or other distributions received by the Director relating to the forfeited Award or portion of the Award.
15.Invalidity. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.
16.Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
17.No Right to Continued Service. This Agreement shall NOT confer upon the Director any right to continue as a director of or Service Provider to the Company. Further, nothing in this Agreement shall be construed to limit the discretion of the Company or its shareholders to terminate the Director’s service at any time and for any reason.
18.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, with regard to the conflict of laws principles thereof.
19.Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
20.Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, by email in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

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21.Director Acknowledgment. The Director hereby acknowledges (i) receipt of a copy of the Plan, (ii) that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this Agreement and the Award shall be final and conclusive and (iii) that any shares of Common Stock acquired pursuant to the Award are being acquired for the Employee’s own account and not with a view to distribution.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement as of the day and year first above written.

FINWISE BANCORP, a Utah corporation

By: ______________________
Name:
Title:

The Director hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

_________________________
[Name]

[Signature Page to Director Restricted Stock Grant Agreement]
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